BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS THE SUCCESSION OF THE CHAIRMAN
OF THE BOARD OF THE COMPANY EFFECTIVE OCTOBER 1, 2017

HONOLULU, HAWAII, August 18, 2017 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported that Morton H. Kinzler, Chairman of the Board since 1980 and one of the founders of the company, will step down as Chairman of the Board of Directors effective September 30, 2017, the last day of the company's current fiscal year. Mr. Morton H. Kinzler will continue to serve as a member of the Board of Directors. The Board of Directors of the company has selected James S. Barnwell III to succeed Morton H. Kinzler as the next Chairman of the Board of Directors of the company, effective October 1, 2017.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, "The Board of Directors of the company wishes to express its gratitude to Morton H. Kinzler for his years of service to the company beginning at its founding in 1956, over 60 years ago. Morton Kinzler led the company by example and his tenure was marked by vision, hard work and dedication over many, many years.
The Board is pleased that Mr. James S. Barnwell III, part of the Barnwell family which founded the company, has agreed to serve as our next Chairman of the Board of Directors. Mr. Barnwell is a highly qualified, well-respected businessman who will provide excellent leadership to the company as it addresses its challenges going forward."
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be

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achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.